UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2026

Dear Shareholders:

It is my pleasure to invite you to the 2026 annual meeting of the shareholders of Omega Flex, Inc. We will hold the meeting on Wednesday, June 10, 2026, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts. At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the accompanying proxy statement and give a report on our business operations. There will also be time for your questions.

You will have received a notice of internet availability, which directs you to our website to access the proxy statement and annual report through the internet at www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker.

You can also request a paper copy of these documents by following the instructions in that notice. This booklet contains the proxy statement and a notice of the annual meeting. The proxy statement provides information about the business we will conduct at the annual meeting, in addition to describing our directors and management. Also available on our website is a copy of our Annual Report, which includes information about our business and our 2025 financial results.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact our Corporate Secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

■	Vote by telephone or the internet, as described in the instructions on the notice of internet availability;

■	Request a proxy card; sign, date and return the proxy card in the prepaid envelope; or

■	Vote in person at the meeting.

We look forward to your participation at the annual meeting, and thank you for investing in Omega Flex, Inc.

Sincerely,

Dean W. Rivest,
Chief Executive Officer

Notice of 2026 Annual Meeting of Shareholders

Time and Place

The Annual Meeting of Shareholders (the “Annual Meeting”) of Omega Flex, Inc. will be held on Wednesday, June 10, 2026, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts.

You are entitled to participate in the Annual Meeting if you were a “registered shareholder” at the close of business on April 2, 2026, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee (“beneficial owner”).

Record Date	April 2, 2026. Only shareholders of record of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Items of Business	● To elect three Class 3 nominees as directors to our Board of Directors; and
● To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.

Proxy Materials	Attached to this notice you will find a proxy statement that contains further information about the Annual Meeting and items upon which you will be asked to vote. Your vote is very important. You may vote via the Internet, by telephone, or by completing and mailing a proxy or voting card as explained in the attached proxy statement.

Proxy Voting	Even if you plan to attend the Annual Meeting, we encourage you to vote via the Internet, by telephone, or by completing and mailing your proxy card prior to the Annual Meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Solicitation and Revocation of Proxies” section in the attached proxy statement.

Access to Proxy Materials	A Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials (including our proxy statement and Annual Report) was first mailed on or about April 28, 2026, to all shareholders entitled to vote at the Annual Meeting, and the proxy materials were posted on our website, www.omegaflex.com and on the website referenced in the Notice on the same day.

On behalf of the Board of Directors,	Principal Executive Office:

Susan B. Asch Corporate Secretary April 28, 2026	451 Creamery Way Exton, PA 19341

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SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is being provided on or about April 28, 2026, to shareholders of record of Omega Flex, Inc. (“OmegaFlex,” or the “Company” or “we,” “us,” or “our”) as of April 2, 2026, in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held on Wednesday, June 10, 2026, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts.

The accompanying proxy is solicited by and on behalf of the board of directors of OmegaFlex. The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such intermediaries. Broadridge Investor Communication Solutions and Georgeson have been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 28, 2026.

Your signed proxy card, or the proxy you grant via the Internet or by telephone, will be voted in accordance with your instructions. If you return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted “FOR” the election of each of the Board’s three director nominees. As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Proxies may be revoked at any time prior to voting by (1) executing and delivering a later dated proxy to the Corporate Secretary of the Company at or before the annual meeting or by voting again via Internet or by telephone as described in this proxy statement, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the Corporate Secretary of the Company at or before the annual meeting.

PROPOSALS FOR SHAREHOLDERS’ VOTE

The following proposal is being submitted for shareholders’ vote. Please read the proposal carefully before voting your shares.

Proposal 1 - Election of Directors

Pursuant to our amended and restated by-laws (the “bylaws”), our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, resignation or removal).

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The composition of our Board as of the date of this proxy statement is as follows:

Director Nominees	Age	Position	Class	Director Since	Current Term Expires	Expiration of Term for Which Nominated
James M. Dubin	79	Director	3	2019	2026	2029
Kevin R. Hoben	79	Director and Executive Chairman	3	1996	2026	2029
Dean W. Rivest	56	Director and Chief Executive Officer	3	2024	2026	2029

Continuing Directors	Age	Position	Class	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Stewart B. Reed	79	Director (Vice Chairman)	1	2005	2027	—
David K. Evans	71	Director	1	1996	2027	—
J. Nicholas Filler	74	Director (Lead Independent Director)	2	2009	2028	__
Edwin B. Moran	59	Director and President	2	2024	2028	__
Stephen M. Shea	69	Director	2	2024	2028	__

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the proxy will vote to elect the persons listed below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy card.

Each of the nominees is currently a Class 3 director whose term expires at this annual meeting of shareholders, and if elected, will serve for a three-year term expiring at the 2029 annual meeting of shareholders.

All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors. For additional biographical information concerning each of our directors, including each of director nominees, please refer to the information under the caption “Director Background Information.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR”

THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

Vote Required

Our by-laws provide that the presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter, to be acted upon at the annual meeting, constitutes a quorum for the annual meeting; and that the affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the annual meeting and entitled to vote will approve any matter brought before the annual meeting, unless otherwise required by law or our amended and restated articles of incorporation or by-laws. All shares present or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

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For Proposal 1, the nominees for election as directors of the Company at the annual meeting who receive the highest number of votes cast will be elected as directors for the three positions on the board of directors of the Company to be filled. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker non-vote), and your shares will not affect the outcome of vote concerning non-routine matters. The election of directors is considered non-routine under applicable regulatory rules. This means that your broker may not vote your shares in connection with the election of directors in the absence of your specific instructions as to how to vote. If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to these proposals without instructions from you.

Voting Rights

The shareholders entitled to vote at the annual meeting will be those whose names appeared on our records as holders of our common stock at the close of business on April 2, 2026, the record date. As of April 2, 2026, there were issued and outstanding 10,094,322 shares of common stock of the Company, all of which are entitled to vote. We are not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.” As of April 2, 2026, there were 59,311 shares of common stock held in the treasury.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting. Cumulative voting is not permitted. There are three directors to be elected at the annual meeting to be held on June 10, 2026. Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted “FOR” the nominees listed thereon.

Ratification of Auditors Not Requested

Our Audit Committee is requesting proposals and conducting a competitive review of the Company’s independent auditor, and the Company’s current auditor has been invited to participate in this process. Accordingly, the Company is not presenting a proposal to shareholders for the ratification of the independent auditor at this annual meeting. The Company will make any required disclosures once its review and selection is completed.

Shareholder Proposals

Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at our 2027 Annual Meeting of Shareholders must be received by our Corporate Secretary at our corporate offices no later than December 29, 2026, in order to be considered for inclusion in our proxy statement and proxy relating to such meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

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In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 under the Exchange Act for consideration at our 2027 Annual Meeting of Shareholders is not later than March 15, 2027. Such notice must include a description of the proposed business, the reasons therefor and other specified matters.

Nominations by a shareholder for the election of a person or persons to the board of directors at the 2027 Annual Meeting of Shareholders must be delivered to the chairman of the board of directors at our corporate office not later than 180 days prior to the date of such annual meeting (assuming the 2027 Annual Meeting of Shareholders is held on June 10, 2027, such nominations must be submitted no later than December 12, 2026). Any such notice must comply with our by-laws. In addition, shareholders who intend to solicit proxies in support of director nominees, other than our director nominees, in connection with the 2027 Annual Meeting of Shareholders must comply with the requirements of Exchange Act Rule 14a-19.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

Our board of directors currently consists of eight directors. The nominating/ governance committee reviewed the disclosures submitted by the board members and determined that the following directors were “independent” directors under the requirements set forth in the corporate governance guidelines of the board, applicable SEC rules and the Nasdaq listing standards:

James M. Dubin	J. Nicholas Filler
David K. Evans	Stewart B. Reed
Stephen M. Shea

Please refer to the “Board Committees and Corporate Governance” section for additional information on the determination of director independence.

Our corporate governance guidelines can be found on our website at www.omegaflex.com. We will provide any person, without charge, upon filing a written request with our Corporate Secretary at our corporate offices, with a copy of our corporate governance guidelines. Please refer to the section titled “Director Nomination Process” for information on the process by which directors are considered for nomination.

During calendar year 2025, the board of directors held five meetings. All directors were present at all of the meetings except for Mr. Hoben, who was present at three of the five board meetings. Otherwise, every director attended 75% or more of the total number of meetings of the board of directors and the committees on which they served, during the periods that they served. At each board meeting the independent directors had the opportunity to meet in executive session and they did so at four meetings. Our corporate governance guidelines set forth the policy that all directors are encouraged, but not required, to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2025.

The board of directors has adopted a code of business conduct and ethics, applicable to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer or financial controller and persons performing similar functions, as well as to all of our directors. This code of business conduct and ethics can be found on our website at www.omegaflex.com. We will provide any person, without charge, upon filing a written request with our Corporate Secretary at our corporate offices, a copy of our code of business ethics. Amendments to and waivers from the code of business ethics will be disclosed on our website within four business days following the date of amendment or waiver.

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Board Leadership Structure and Role in Risk Oversight

The board of directors exercises oversight of the Company and its business through our executive management. Under our by-laws, the board annually elects a chairman of the board, who may or may not be an officer of the Company, and who presides at meetings of the shareholders and the directors, and a chief executive officer, who has the general and active management of our business. Kevin R. Hoben served as our chairman of the board and our chief executive officer from December 2018 through December 2023, and effective January 1, 2024, became our executive chairman. Further, effective January 1, 2024, the board promoted Dean W. Rivest from president to our chief executive officer, recognizing Mr. Rivest’s industry experience and strong performance in managing the Company’s affairs, and Edwin B. Moran from executive vice president to our president, recognizing his industry experience and successful management and sales and marketing efforts for the Company for many years. The promotions of Mr. Rivest and Mr. Moran represent a solid management succession plan for the Company. Mr. Rivest and Mr. Moran were also elected to our board of directors, effective January 1, 2024.

J. Nicholas Filler has been designated as the lead independent director. The board of directors appointed Mr. Filler as lead independent director consistent with his position as chairman of the audit committee.

Risk is inherent in every business, and the Company is subject to many risks which have been described in our periodic filings. Management is responsible for the day-to-day management of the risks that we face and the board of directors is responsible for the oversight of risk management. While the board is ultimately responsible for risk oversight at the Company, our board committees assist the board in these oversight responsibilities in certain areas of risk. Most notably, the audit committee has general oversight with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reports to the board on these matters regularly. Our board retains general oversight responsibility for cybersecurity risk management, as more fully described in Item 1C of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2025.

Communication with the Board

Shareholders who wish to communicate with our board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at our corporate headquarters at Omega Flex, Inc., 451 Creamery Way, Exton, PA 19341. Shareholders wishing to communicate with the director presiding over the executive sessions of our non-management directors may direct such communications to Mr. J. Nicholas Filler, chairman of the audit committee and lead independent director, at the address set forth above. All such correspondence will be forwarded to our Corporate Secretary, who will review the correspondence. The board has delegated to the Corporate Secretary discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The people listed below under “Director Biographies” constitute our board of directors. Only Class 3 directors are standing for election for a three-year term and until their respective successors have been elected and qualified. The specific experience, qualifications, attributes, or skills that have led the board to conclude that each of the directors should serve in that role in light of our business and structure are included in each of their respective biographies and the expertise chart. In the past ten-year period, no director has filed or has been subject to a petition for bankruptcy or insolvency, or was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding.

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Below is a chart summarizing the areas of each director’s expertise as a member of the board of directors:

	Dubin	Evans	Filler	Hoben	Moran	Reed	Rivest	Shea
Expertise
Environmental		●	●				●
Finance	●		●			●		●
AC Financial Expert	●		●					●
Industry		●		●	●	●	●	●
Governance	●		●		●
Human Resources			●	●		●	●
Legal	●		●
Manufacturing			●			●	●
Operations		●		●	●	●	●

Director Biographies

James M. Dubin, Age 79

Mr. Dubin has served as a director since 2019. He was the Executive Chairman of Conair Corporation, a diversified consumer products company, from 2018 until its sale in 2021. He was also formerly a senior partner at Paul, Weiss, Rifkind, Wharton & Garrison LLP, until his retirement from the firm in 2012. Since his retirement he has also engaged in private consulting work through Madison Place Partners, LLC. Mr. Dubin is currently a member of the board of directors of Echoleat Systems, Inc. and Emmis Corporation. He has served as a director or trustee on a number of corporate, non-profit and charitable organizations, including Carnival Corporation & plc, Lighthouse Guild International, National Foundation for Advancement in the Arts, Tel Aviv University, Friends of The Neuberger Museum of Art, Miami City Ballet, Purchase College Foundation, Biennial Foundation, and the American Ballet Theatre. Mr. Dubin has extensive experience in accounting, finance, and financial reporting, as well as having been an attorney with a practice in corporate law, securities, and mergers and acquisitions.

David K. Evans, Age 71

Mr. Evans has served as a director since 1996. He has served as the President and CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina, for over 20 years. Mr. Evans has extensive experience in construction and installation of mechanical systems in construction, including products we manufacture.

J. Nicholas Filler, Age 74

Mr. Filler has served as a director since 2009 and is currently our lead independent director. Mr. Filler served as an executive of Argotec, Inc., a manufacturing firm in Greenfield, Massachusetts, serving as the Chief Operating Officer from 2007, and President from 2011 to 2014, when he retired. Previously, Mr. Filler was the Senior Vice President - Corporate and Legal of Mestek, Inc., the Company’s former parent corporation, from 2001 to 2007. Mr. Filler is also a director and vice chairman at Mestek, Inc., and has served as a director of several other companies. Mr. Filler received a Juris Doctor degree from Boston University Law School and has extensive experience serving as a director and leading manufacturing firms and in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law and corporate financing.

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Kevin R. Hoben, Age 79

Mr. Hoben is Executive Chairman of the Company, and also served as our Chief Executive Officer from 2019 until December 2023, and as our President from 2005 to 2018. Mr. Hoben has served as our director since 1996, and as a director of our United Kingdom subsidiary, Omega Flex Limited, since 2001. Mr. Hoben is also a director of Taco Comfort Solutions, Inc., an HVAC manufacturer. Mr. Hoben has over 30 years of experience in the sale and distribution of flexible metal hose products.

Edwin B. Moran, Age 59

Since January 2024, Mr. Moran has served as President of the Company, providing leadership over our operations and sales, and he also serves as a director. Mr. Moran has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility. He served as our Executive Vice President from 2022 until December 2023, with responsibility for all sales and marketing efforts for all of our products, excluding MediTrac® corrugated medical gas piping. Previously Mr. Moran served since 2007 as Vice President - Sales Residential Markets for all sales of the flexible gas piping products manufactured by the Company. Mr. Moran is also a director of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business.

Stewart B. Reed, Age 79

Mr. Reed has served as a director since 2005, has been vice-chairman of the board since 2019, and was formerly chairman of the board from 2014 to 2019. Since 2013, Mr. Reed has served as the Chairman and Chief Executive Officer of Mestek, Inc., the Company’s former parent corporation. From 2009 to 2013, he was Mestek, Inc.’s Vice Chairman and Chief Operating Officer. Mr. Reed has extensive knowledge and experience managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, and in corporate finance and accounting.

Dean W. Rivest, Age 56

Since January 2024, Mr. Rivest has served as Chief Executive Officer of the Company, and he also serves as a director. He previously served as our President from 2022 through 2023, providing leadership over operations of the Company, and as Executive Vice President from 2020 to 2022, with responsibility for manufacturing and engineering for all products, as well as sales and marketing for the industrial and MediTrac® products. Prior to that, Mr. Rivest was the Vice President and General Manager of the Industrial and MediTrac® products since 2005. Mr. Rivest is also a director and president and chief executive officer of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business; a director and chairman of Omega Flex Limited, our United Kingdom subsidiary; and president of Omega Flex SAS, our French subsidiary. His credentials include an M.S. in Mechanical Engineering from Rensselaer Polytechnic Institute, a B.S. in Mechanical Engineering from Western New England College and an A.S. in Mechanical Engineering from Springfield Technical Community College. In addition to being a registered professional engineer, Mr. Rivest is the inventor of several patents directly related to the Company’s product lines.

Stephen M. Shea, Age 69

Mr. Shea was appointed as a director of the Company in April 2024. He has served as Chief Financial Officer of Mestek, Inc., the Company’s former parent corporation, since 1990, and as Executive Vice President of Mestek, Inc. since 2009. He served as Mestek, Inc.’s principal financial and accounting officer prior to its going private transaction in 2006 and has over 30 years’ experience in the HVAC manufacturing industry. Previously, Mr. Shea was a Certified Public Accountant with the Hartford, Connecticut accounting firm of Spitz, Sullivan, Wachtel & Falcetta. He has a Master’s Degree in Taxation from the University of Hartford.

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Executive Officers

Our executive officers, in addition to Mr. Hoben, Mr. Moran and Mr. Rivest, whose biographies appear in the section titled “Director Biographies” above, are the following:

Susan B. Asch, Age 59

Ms. Asch has served as our General Counsel and Corporate Secretary, as well as a director of Omega Flex Limited, our United Kingdom subsidiary, since 2023. She was promoted to Vice President effective January 2024. She also serves as corporate secretary of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business. Previously she served as our Associate General Counsel and as Assistant Secretary since 2022. Ms. Asch has over 30 years of legal experience, including in the manufacturing and technology industries. Most recently, she served as Assistant General Counsel at Arkema Inc., a global chemical manufacturing company, from 2016 to 2022. Prior to that, she served as Assistant General Counsel at Unisys Corporation, and Deputy General Counsel and Corporate Secretary at Turner Investments. Ms. Asch started her professional career in private practice as a corporate, securities and mergers and acquisitions attorney. She graduated from the Wharton School of the University of Pennsylvania, with a B.S. in Economics, and from the University of Pennsylvania Law School.

Matthew F. Unger, Age 59

Mr. Unger has served as our Vice President – Finance and Chief Financial Officer since 2022 and was our Interim Finance Director from 2021 to 2022. Mr. Unger previously served as the Company’s Controller and Principal Accounting Officer since 2015. Mr. Unger has over 30 years of finance and accounting experience, including various corporate management roles in the manufacturing, software development, information technology, and vehicle leasing industries, as well as twelve years of progressive public accounting experience. He is a certified public accountant since 1991 and holds a Master of Science in Finance from Drexel University. Mr. Unger is also a director of Omega Flex Limited, our United Kingdom subsidiary, and treasurer of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business.

Director Nomination Process

Our board of directors itself is responsible for determining its optimum size, filling vacancies and recommending nominees for election by the shareholders. The board delegates the screening process involved to our nominating/governance committee with the input from the Executive Chairman. In reviewing and identifying candidates for the board, the nominating/governance committee is charged under our corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: Understanding of the application and use of some or all of our products, understanding of various manufacturing technologies, understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of our then current perceived needs. To that extent, the committee may seek to identify and consider candidates who may have a variety of backgrounds and not limited strictly to the markets in which we compete or to manufacturing industries generally.

In 2022, further to its charter, the nonimating/governance committee established additional guidelines for board membership as follows, which were approved by the entire board: The committee is committed to ensuring that the board’s composition appropriately reflects the current and anticipated needs of the board and the Company and its subsidiaries. The committee considers a variety of professional, industry, and personal backgrounds and skill sets to provide the board with the appropriate talent, skills, and expertise to oversee the business. Expertise the committee considers includes: Industry specific expertise, manufacturing and operations, finance and capital markets, governance, human resources, and legal. Personal backgrounds will also be taken into consideration, in support of the principal commitment to ensure the board’s composition appropriately supports current and anticipated business needs.

In general, identification of persons to become nominees for the board of directors may be obtained through a variety of sources, including our directors and executive officers, and trade or industry groups in which we participate. Once a candidate has been identified, the nominating/governance committee evaluates the candidate based upon the candidate’s length and breadth of business experience, specific skills or knowledge, and other pertinent characteristics as described above. The committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person. Information on the Company’s procedures for considering candidates for election to the board of directors who may be nominated by shareholders is found below in the section titled “Nominating/Governance Committee”.

In connection with the directors nominated for election at this year’s annual meeting of shareholders, the nominating/governance committee members discussed the current board’s composition as it relates to the current and anticipated needs of the board and Company, and the other pertinent characteristics set forth in the Company’s guidelines for board membership described above under the heading “Director Nomination Process,” and concluded to recommend making the appointments, and otherwise, not to recommend making a change to board composition or size at this time, because the committee considers the board’s composition and size to appropriately reflect the current and anticipated needs of the board and the Company and its subsidiaries.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 2, 2026, regarding the beneficial ownership of shares of the Company’s and its Flex-Trac subsidiary’s common stock, held by each person known to the Company to own five percent or more of such common stock, each current director and nominee for director of the Company, each of the Company’s named executive officers, and the current directors and executive officers of the Company as a group. As of April 2, 2026, there were 10,094,322 shares of the Company’s common stock outstanding and 10,514,322 shares of common stock of Flex-Trac outstanding.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Omega Flex Common Stock		Percent of Class	Amount and Nature of Beneficial Ownership of Flex-Trac Common Stock(9)	Percent of Class
Greater than 5% Owners
John E Reed Trust(2) P.O. Box 820 West Chesterfield, NH 03466	2,673,899		26.5%	—	—
Kayne Anderson Rudnick Investment Management, LLC(3) 2000 Avenue of the Stars Los Angeles, CA 90067	659,683		6.5%	—	—
Directors and Named Executive Officers
Stewart B. Reed (4)	5,666,178		56.1%	—	—
Kevin R. Hoben	898,874	(5)	8.9%	—	—
James M. Dubin	500		*	10,000	*
David K. Evans	2,210	(6)	*	10,000	*
J. Nicholas Filler	1,850		*	10,000	*
Stephen M. Shea	3,750		*	10,000	*
Dean W. Rivest	3,577	(7)	*	225,000	2.1%
Edwin B. Moran	1,424	(8)	*	80,000	*
All Directors and executive officers as a group (10 persons)	6,578,706		65.2%	370,000	3.5%

*	Indicates less than 1% beneficial ownership of the issued and outstanding common stock.

(1)	Except as otherwise indicated, to our knowledge, the beneficial owners of common stock listed in the table above have sole investment and voting power with respect to such shares. The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person.

(2)	Stewart B. Reed is acting as sole trustee.

(3)	Based on Schedule 13G, as amended and filed with the SEC on February 13, 2026 (“Schedule 13G”), by Kayne Anderson Rudnick Investment Management, LLC (“KAR”), Virtus Investment Advisers, LLC (“Vitrus Advisers”) and Virtus Equity Trust (“Virtus Trust”): (i) KAR has sole voting power over 250,659 shares and sole dispositive power over 263,925 shares that are included in the amount listed in the table; (ii) KAR has shared voting power and shared dispositive power over 395,758 shares that are included in the amount listed in the table; (iii) Virtus Advisers has shared voting power and shared dispositive power over 395,506 shares that are included in the amounts reported by KAR in Schedule 13G; and (iv) Virtus Trust has shared voting power and shared dispositive power over 377,572 shares that are included in the amounts reported by Virtus Advisers in Schedule 13G.

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(4)	Includes (i) 2,673,899 shares of common stock held by the John E Reed Trust (see note 2 above) for which Stewart B. Reed is acting as sole trustee, and (ii) 2,226,392 shares of common stock owned by various other family trusts, for which Mr. Reed also serves as sole trustee.

(5)	Includes 340 shares of common stock held in the Company’s 401(k) Profit Sharing Plan stock fund as of March 31, 2026, and rounded to the nearest whole number.

(6)	Includes 826 shares of common stock held by a corporation of which Mr. Evans is an officer and shareholder, and to which beneficial ownership is disclaimed.

(7)	Includes 2,577 shares of common stock held in the Company’s 401(k) Profit Sharing Plan stock fund as of March 31, 2026, and rounded to the nearest whole number.

(8)	Includes 424 shares of common stock held in the Company’s 401(k) Profit Sharing Plan stock fund as of March 31, 2026, and rounded to the nearest whole number.

(9)	Represents shares of common stock of Flex-Trac issued under the Flex-Trac, Inc. 2025 Equity Incentive Plan.

BOARD COMMITTEES AND CORPORATE GOVERNANCE

The board of directors has four (4) standing committees: Audit, Compensation, Executive, and Nominating/Governance. The chair (designated with (c)) and membership of each of the committees is as follows:

Audit	Compensation	Executive	Nominating/Governance
J. Nicholas Filler (c)	Stewart B. Reed (c)	Stewart B. Reed (c)	James M. Dubin (c)
James M. Dubin	James M. Dubin	James M. Dubin	David K. Evans
David K. Evans	David K. Evans	J. Nicholas Filler	J. Nicholas Filler
Stephen M. Shea	J. Nicholas Filler	Kevin R. Hoben	Stewart B. Reed
Dean W. Rivest

Nominating/Governance Committee

The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the Nasdaq listing standards. The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines and the requirements of the Nasdaq listing standards. The nominating/governance committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the Corporate Secretary of the Company at its corporate offices, with a copy of the Company’s nominating/governance committee charter. The committee held two meetings in 2025, with all members in attendance.

The committee’s responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) annually evaluating the independence of the individual directors from the Company’s management, (c) recommending to the board of directors criteria for membership on the board, (d) proposing nominees to fill vacancies on the board of directors as they occur, and (e) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties.

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The Committee reviewed the independence of directors from management and determined that the following directors are independent under the Company’s Corporate Governance Guidelines, and the Nasdaq listing rules: James M. Dubin, David K. Evans, J. Nicholas Filler, Stewart B. Reed, and Stephen M. Shea.

With respect to Mr. Reed, although he owns or controls a significant number of the issued and outstanding common stock of the Company, that fact in and of itself does not disqualify him from being considered “independent” of the Company’s management, either under the Nasdaq listing rules or the Company’s Corporate Governance Guidelines. The nominating/governance committee reviewed the independence criteria contained in the Company’s Corporate Governance Guidelines, and the Nasdaq listing rules, and reviewed the totality of circumstances relating to Mr. Reed’s independence from management. Specifically, the nominating/governance committee determined that: Mr. Reed is not employed by the Company, neither he nor any family member has received any compensation or payments from the Company, directly or indirectly, other than through his position as a director or as shareholder(s), nor does he have any compensation interlock issues. There are no other factors known to the committee that would call it to question Mr. Reed’s independence from the management of the Company. As a result, the nominating/governance committee has unanimously determined that Mr. Reed is an “independent” director.

In selecting candidates for election to the board of directors at future annual meetings of shareholders, the committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described below. Such submissions should be in writing and directed to the Corporate Secretary of the Company at 451 Creamery Way, Exton, Pennsylvania 19341.

The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by shareholders. The board of directors recognizes and fully appreciates its position of stewardship of the Company for the benefit of the shareholders, and the board firmly subscribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submission of such candidate, and delivered to the chairman of the board of directors not later than 180 days prior to the date of the next annual shareholders’ meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and applicable Nasdaq listing standards.

Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications, as required by the by-laws and by the corporate governance guidelines: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer, employee or agent of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election. These needs will vary from time to time based on the composition of the board.

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As of the date of this proxy statement neither the corporate secretary, the chairman of the board nor the nominating/governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors.

Audit Committee

The board of directors has established and maintains an audit committee comprised of four of the Company’s independent directors. No member of the audit committee serves on the audit committee of more than three public companies.

The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company, reviewing the process and procedures underlying management’s assessment of the effectiveness of the Company’s systems and financial controls, and the Company’s compliance with legal and regulatory requirements. The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures. The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

As part of its oversight role relating to the Company’s systems, controls and procedures, the audit committee also oversees the Company’s risk management process. On an annual basis, the committee reviews risks that the Company and its businesses face that have been identified by management, and reviews the analysis and plans prepared by management to eliminate, mitigate or address those potential risks.

The audit committee acts pursuant to the Company’s by-laws and the audit committee charter. The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities. The committee held five meetings in 2025, with all committee members in attendance except for one member who missed one meeting. Please see the report of the audit committee set forth in this proxy statement. The board of directors has determined that (a) Mr. Filler, Mr. Dubin and Mr. Shea are independent “audit committee financial experts” under SEC rules, (b) all of the audit committee members are “financially sophisticated” as required by the Nasdaq listing standards, and (c) all of the audit committee members are independent in compliance with the Company’s corporate governance guidelines and the requirements of the Nasdaq listing standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action to the executive committee by the board of directors. The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties.

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Compensation Committee

The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com.

The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, reviewing and setting the compensation of the chief executive officer, reviewing and recommending to the board of directors the compensation to be paid to the other executive officers of the Company, and incentive compensation and any equity-based plans. The committee met two times in 2025, with all members in attendance, to consider and recommend compensation matters to the board of directors. All of the current members of the committee have been determined to be independent directors in accordance with the Company’s corporate governance guidelines and the requirements of Nasdaq listing standards.

Insider Trading and Clawback Policies

Insider Trading Policy. Our board of directors has adopted an insider trading policy, which applies to all employees, officers and directors of the Company and its subsidiaries, and prohibits the purchase or sale of the Company’s common stock or any derivative securities, while in possession of material, nonpublic information about the Company. The policy also imposes a quarterly trading blackout on all members of our board of directors, all of our officers, vice president level and above, and each other employee who is notified of their placement on the blackout list. In addition, our named executive officers and directors are prohibited from pledging shares of our common stock, except with the approval of our board of directors, and they must notify our Corporate Secretary of any proposed transactions prior to initiating them. The Company does not have a policy regarding the ability of directors, officers and other employees to acquire hedges relating to equity compensation. The complete text of the insider trading policy may be found on the Company’s website at www.omegaflex.com.

Executive Officer Clawback Policy. Our board of directors has also adopted an executive officer compensation clawback policy, requiring the Company to recover certain erroneously awarded executive incentive compensation in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The policy is designed to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder, and the Nasdaq Listing Rule 5608. The policy also requires executive officers to sign an acknowledgement agreeing to be bound by the terms of and to comply with the policy, which all of the Named Executive Officers have signed. The complete text of the clawback policy may be found on the Company’s website at www.omegaflex.com.

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AUDIT COMMITTEE REPORT

Audit Committee Report

This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The audit committee furnished the following report as required under the SEC rules and regulations. The Company will provide any person, without charge, upon filing a written request to the Corporate Secretary of the Company at its corporate offices, with a copy of the Company’s audit committee charter.

The audit committee met five times during 2025 and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The audit committee met in March 2025 to review and discuss with the Company’s management and the independent auditors the audited financial statements of the Company for the fiscal year ended December 31, 2025. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The committee has acted, pursuant to its charter, and has during the past year (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the chief financial officer and the independent auditors the Company’s internal system of financial and accounting controls.

The audit committee also discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by PCAOB Rule 3526, titled “Communications with Audit Committees Concerning Independence.” The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors and has discussed with the independent auditors their independence.

Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC.

J. Nicholas Filler, Chairman, James M. Dubin, David K. Evans, Stephen M. Shea, Members.

NOTE: If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at https://www.omegaflexcorp.com/compliance/.

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EXECUTIVE COMPENSATION

The following table sets forth all of the compensation awarded to, earned by or paid to the Company’s chief executive officer and the two other most highly compensated executive officers (collectively, “named executive officers”) for all services rendered by them to the Company in all capacities for the fiscal years ended December 31, 2025 and December 31, 2024.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Non-equity Incentive Plan Compensation ($)(2)(g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Kevin R. Hoben	2025	559,728	0	0	403,470	49,756	1,012,954
Executive Chairman	2024	540,800	0	0	419,802	49,725	1,010,327

Dean W. Rivest	2025	559,728	22,500	150,750	300,000	30,582	1,063,560
Chief Executive Officer	2024	540,800	0	90,000	305,000	30,935	966,735

Edwin B. Moran	2025	559,728	7,500	96,600	220,068	29,557	913,453
President	2024	540,800	0	75,000	225,000	30,935	871,735

Footnotes:

(1)	Amounts in this column include stock awards in the form of full value phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as amended, and, in 2025 only, awards of shares of restricted stock (“FTI Shares”) under the Flex-Trac, Inc. 2025 Equity Incentive Plan. In 2025, the number of phantom stock units issued was 2,483 to Mr. Rivest and 2,069 to Mr. Moran. The value of the phantom stock award is the closing price of the OmegaFlex common stock as of the grant date. The closing price on the 2025 grant date was $36.25, so the value of the phantom stock awards was 90,000 and 75,000, respectively. Also in 2025, the number of FTI Shares awarded was 225,000 to Mr. Rivest and 80,000 to Mr. Moran. The award date fair value of an FTI Share was $0.27, so the value of the awards was $60,750 and $21,600, respectively. The fair value of the FTI Shares was determined through the income valuation approach using real option analysis which utilized the Black-Scholes option pricing model.

(2)	Amounts calculated were paid under the Company’s executive incentive plan.

(3)	Amounts in this column include:

Company contributions to the Omega Flex, Inc. 401(k) Profit Sharing Plan - Company contributions for the profit sharing portion of the plan paid for 2025 for each of the named executive officers were $10,500.

Company car - For Mr. Hoben, this amount includes the use of a company car, valued on an annual basis at $20,000.

Dividend equivalents – Dividend equivalents paid to Mr. Rivest and Mr. Moran in 2025, for phantom stock units that matured, in the amounts of $3,075 and $2,050, respectively.

Benefits – Insurance premiums with respect to life insurance and employer matching contributions under the Company’s 401(k) plan.

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The following table sets forth awards to the Company’s named executive officers outstanding as of December 31, 2025:

Outstanding Equity Awards at Fiscal Year-End(1)

Name (a)	Type of Award	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($)(3)(h)
Kevin R. Hoben	N/A	0	0
Dean W. Rivest	Phantom Stock Units	4,534	133,481
	FTI Shares	225,000	60,750
Edwin B. Moran	Phantom Stock Units	3,778	111,224
	FTI Shares	80,000	21,600

Footnotes:

(1)	Equity awards are in the form of phantom stock units granted annually, typically in February or March, pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as amended, and, in 2025 only, awards of shares of restricted stock (“FTI Shares”) under the Flex-Trac, Inc. 2025 Equity Incentive Plan.

(2)	The phantom stock units have a three-year “cliff vesting” schedule on the third anniversary of the grant date. The FTI Shares have an eight-year “cliff vesting” schedule from the grant date.

(3)	For the phantom stock units, the market value was computed by multiplying the number of units by the closing market price of the Company’s common stock at the end of the last completed fiscal year. For the FTI Shares, the market value was determined through the income valuation approach using real option analysis which utilized the Black-Scholes option pricing model.

Employment Agreements

On December 15, 2008, OmegaFlex entered into an employment agreement with Kevin R. Hoben, Executive Chairman of the Company. As of January 1, 2014, the aforementioned employment agreement was amended in part to add a “clawback” provision.

The agreement with Mr. Hoben contains the following terms:

Duties and Term. Mr. Hoben will be employed by the Company as Chairman and CEO for a period of two years, and that term will be automatically extended for consecutive one-year periods unless the Company provides six-months advance notice of termination. Effective January 1, 2024, Mr. Hoben became Executive Chairman and is no longer CEO. The agreement is also subject to earlier termination by the Company or by the executive.

Compensation. The agreement provides for compensation in the form of: (1) annual base salary (at present, $559,728) subject to annual review and adjustment by the compensation committee of the board of directors; (2) annual incentive bonus awards in accordance with the bonus programs established by the board; (3) 20 days of paid vacation, (4) a car allowance; and (5) other employment benefits provided by the Company to all of its employees, such as retirement plans, medical and life insurance programs, and short- and long-term disability plans, in accordance with the terms of those employee benefit plans. The executive will be reimbursed for all reasonable and necessary expenses incurred in performing his duties. The 2014 amendment to the employment agreement included a “clawback” provision, whereby any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company.

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Termination. The agreement may be terminated in any of the following circumstances: (1) death, (2) permanent disability, (3) for “cause” (as defined below) at the option of the Company, (4) without “cause” at the option of the Company, (5) for “good reason” (as defined below) at the option of the executive, (6) by resignation or retirement at the option of the executive, or (7) by the Company’s decision not to renew the agreement.

Payments on Termination. The executive will receive payments under his agreement as a result of the termination of the agreement, as follows:

■	Death or disability – accrued and unpaid base salary and vacation, and severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years and prorated from the beginning of the fiscal year to the date of termination;

■	For cause, retirement or resignation – accrued and unpaid base salary and vacation as of the date of termination, retirement, or resignation;

■	Without cause or for good reason – accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year; or

■	Non-renewal – accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year.

For purposes of the agreement, “cause” is defined under the agreement as (a) the willful failure to perform the executive duties under the agreement, (b) willful or gross misconduct, (c) conviction of, or plea of guilty or nolo contendere to, a felony, or (d) a material breach of the executive’s obligations under the agreement, including confidentiality and non-competition.

In addition, “good reason” is defined under the agreement to mean (a) a reduction in annual base salary; (b) a material reduction in bonus compensation related to factors other than (i) business or economic conditions, (ii) poor performance, (iii) limits on executive compensation imposed by law or regulation, or (iv) new requirements in the Internal Revenue Code or Employee Retirement Income Security Act; (c) a relocation of the place of employment greater than twenty five (25) miles from the current place of employment; or (d) a material reduction in principal duties and responsibilities.

Change in Control. The agreement provides that if it is terminated without cause or for good reason, or is not renewed by the Company, anytime in an 18 month period following a change in control, the executive will receive an amount equal to two years’ base salary and two times the average incentive bonus amounts paid or earned in the prior three years. These amounts are in addition to any payments that may be received in respect of the termination of the agreement. A “change in control” may occur through (1) a merger or consolidation of the Company with another entity, where the Company’s shareholders prior to the transaction will not hold a majority of the voting power of the equity interests of the successor entity, (2) a sale or transfer of all or substantially all of the Company’s assets, (3) acquisition by a person or group of persons acting together in a transaction or series of transaction resulting in that person or persons’ owning 50% or more of the voting power of the voting securities of the Company, (4) a change in the composition of the board of directors in a two year period where a majority of the board members as of the date of determination have changed from the beginning date, or (5) the liquidation or dissolution of the Company (excluding however, any bankruptcy of the Company).

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Restrictive Covenants. During the term of the agreement and for one year after termination of each agreement, the executive may not solicit or induce any employee to leave the employment of the Company, or to solicit or induce any customer or supplier of the Company to terminate or modify their business relationship with the Company. Further, during the term of the agreement and for one year after termination of the agreement, the executive may not engage, either individually or as an employee, director, owner or consultant of any entity, in any business that is engaged in the manufacture and sale of flexible metal hose and braid products, or other line of business in which the Company is engaged at the time of termination.

Miscellaneous. The agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code, including deferral of any payments to the executive if he is deemed to be a “specified employee” under Section 409A of the Internal Revenue Code. Any payments under the agreements that may be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code will be reduced to a level so that the payment will not be subject to such excise tax. The agreements supersede and replace the prior executive employment agreements.

Change of Control Agreements

OmegaFlex entered into change of control agreements with each of the following named executive officers: Dean W. Rivest and Edwin B. Moran. The change of control agreements all contain the following terms:

Change of Control. A change of control means an event where either (a) the individuals constituting the Company’s board of directors as of the date of the Agreement cease to constitute a majority of the board (except where the majority of the current board appoints or nominates for election a new board member), or (b) approval by the shareholders of a reorganization, merger or consolidation of the Company (except where 75% of the outstanding stock of the new organization is held by shareholders of the Company immediately prior to the reorganization, merger or consolidation), or (c) approval by the shareholders of a complete liquidation or dissolution of the Company, or a sale or disposition of substantially all of the Company’s assets.

Post-Change Employment Period. After a change of control occurs, the employee shall be employed by the Company for three years after the change of control occurred (the “post-change employment period”).

Terms of Employment. The employee shall be employed in substantially the same position with substantially the same duties and within 35 miles of the same physical location to which the employee was assigned as of the date of the change of control. During the post-change employment period, the employee will receive at least the highest base annual salary he received within the 12-month period prior to the change of control and will be entitled to participate in an executive incentive plan. The amount received under the executive incentive plan will be dependent on the performance of the Company during the post-change employment period. However, in lieu of participating in the executive incentive plan during the post-change employment period, the employee may instead elect to receive the three-year average compensation that the employee received under the Company’s executive incentive plans in the three years prior to the change of control, which would be paid monthly in arrears during the post-change employment period. The employee may also participate and receive benefits under the Company’s employee benefit programs, under the terms most favorable to employee as existed within 120 days prior to the change of control.

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Termination of Employment during Post-Change Employment Period. The employee’s employment may be terminated during the post-change employment period (a) by the employee’s death, disability or retirement, (b) by the Company for “cause”, or (c) by the employee for “good reason.”

“Cause” means (i) deliberate misconduct having a material adverse effect on the Company, (ii) employee’s continuing failure to perform a substantial portion of employee’s duties, after failing to cure those deficiencies within 30 days of receiving notice, (iii) a criminal felony conviction of the employee having a material adverse effect on the Company, (iv) employee’s use or abuse of controlled substances or habitual intoxication, after receiving 30 days’ notice, or (v) any material breach by employee of their obligations under the Agreement having a material adverse effect on the Company. In addition, the then current board of directors of the Company must notify the employee of the Company’s intent to terminate for cause and provide such employee with an opportunity to be heard with counsel by the board disputing the purported termination, and after that hearing provide to the employee a copy of the resolution that has been affirmatively approved by 75% of the then current board of directors finding that the employee’s conduct justifies termination for cause.

“Good Reason” means (i) any substantial increase or diminution of the employee’s authority, duties or responsibilities provided as part of the terms of his employment, unless the employee agrees to a substantial increase in his duties, (ii) any failure by the Company to pay the compensation provided under the relevant agreement, (iii) relocation to a location greater than 35 miles from his location before the change of control, or substantial increase in business travel than previously undertaken before the change of control, (iv) any purported termination by the Company, except as expressly provided under the Agreement, or (v) any failure by the Company to require any successor-in-interest to assume the obligations of the Agreement.

Company Obligation upon Termination. If during the post-change employment period the employee’s employment with the Company is terminated for the reasons set forth below, then the Company shall pay the following:

Death, Disability or Retirement – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, together with any other death, disability, retirement or any other available benefits offered by the Company, either before the change of control or as of the date of termination, whatever is most favorable to the employee.

Cause – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid.

Other; Good Reason – if employee is terminated for reasons other than for death, disability, retirement, or cause, or if the employee resigns for good reason, then the employee shall be paid (i) annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, and (ii) a severance benefit equal to a multiple of two times the sum of employee’s base salary, and the average of the last two annual bonus awards paid to employee; and shall be entitled to continued participation in the Company’s benefit plans for a period of 12 months after termination.

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Non-competition; Non-disclosure. During his employment with the Company, the employee shall not compete with the Company or have a substantial interest in any organization that competes with the Company. The employee may not disclose the Company’s confidential and proprietary information, and shall return such information to the Company upon his termination.

Severance. If prior to a change of control, the employee is terminated other than for death, disability or for cause, or the Agreement is terminated and the employee is terminated other than for death, disability or for cause within 12 months of such Agreement being terminated, the employee shall receive as severance for 18 months after termination his annual base salary, paid on a regular payroll schedule, continuation of all benefits, and an extension of any period in which to exercise vested stock options, and shall also be entitled to participate in any executive incentive plan through the next annual calculation and distribution. This severance is an alternative payment to that provided after a change of control as described above.

Miscellaneous. No payments under the Agreement may be subject to set-off or recoupment by the Company. The Company shall pay employee’s costs, expenses and legal fees incurred to enforce any terms of the Agreement against the Company. The Company shall require any successor in interest to assume the obligations of the Agreement. The Agreement is not effective unless expressly authorized by the board, which authorizations were subsequently issued.

Potential Payments upon Termination or Change in Control

The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2025, under the circumstances indicated.

Payments with respect to termination from the Company may occur as a result of termination of the employment relationship or as a result of a change of control of the Company. These payments (“Severance Payments”) would be in the form of cash payments to which the named executive officers would be entitled under the terms of their respective agreements; for Mr. Hoben, those are his employment agreement (“Employment Agreement”); for Mr. Rivest and Mr. Moran, those are their respective change of control agreements (“CIC Agreements”). Under the Employment Agreement, Severance Payments would be due and owing for termination by reason of (a) death or disability, (b) without cause or by the officer for good reason, (c) non-renewal of the Employment Agreement(s), or a change in control of the Company. Under the CIC Agreements, Severance Payments would be due and owing for termination following a change of control of the Company. The change in control Severance Payments require a “double-trigger”, meaning that a change in control alone, without a qualifying termination of employment during a specified period following a change in control, will not give rise to any change in control payments. A separate Severance Payment would be due and owing if the executive officer is terminated prior to a change of control for reasons other than for death, disability or for cause, or if the CIC Agreement is terminated and the employee is terminated other than for death, disability or for cause within 12 months of such CIC Agreement being terminated. As a result, amounts reflected under the column titled “Without Cause / Good Reason / Non-Renewal” assume either (a) involuntary termination by the Company without cause or resignation for good reason (where applicable) in connection with a change in control, (b) termination for reasons other than for death, disability or for cause, or (c) non-renewal of the relevant Employment Agreement.

Under the terms of the phantom stock plan, in the event of termination by the Company without cause or by the executive with good reason following a change in control, the compensation committee will take action to ensure that any phantom stock units outstanding at the closing of a potential change of control event would receive an equivalent value under the terms of a potential acquisition or merger agreement.

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For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Termination Payments

Name	Death or Disability	Without Cause / Good Reason / Non-Renewal		Termination after Change in Control
Kevin R. Hoben	$799,913	$1,359,641	(1)	$2,719,283	(1)
Dean W. Rivest	-	$1,139,592	(1)(2)	$1,724,456	(1)(3)
Edwin B. Moran	-	$1,059,660	(1)(2)	$1,564,524	(1)(3)

(1)	Executive will also receive continuing benefits under the Company’s medical insurance plan for one year.

(2)	Does not include any unvested phantom stock units that are permitted to vest within 18 month period after termination.

(3)	Does not include any equitable adjustment for unvested phantom stock units, as may be determined by compensation committee.

Retirement Plans

All of the named executive officers of the Company are participants in the Omega Flex, Inc. 401(k) Profit Sharing Plan.

PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”), calculated in accordance with SEC disclosure rules:

Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)
(a)	(b)	(c)	(d)	(e)
2025	1,063,560	940,966	963,204	886,762
2024	966,735	877,464	941,031	869,125
2023	2,133,976	2,133,976	654,286	530,752

(1)	Dean W. Rivest is the PEO for 2025 and 2024 and Kevin R. Hoben is the PEO for 2023. The other NEOs for 2025 and 2024 are: Kevin R. Hoben and Edwin B. Moran. The other NEOs for 2023 are: Dean W. Rivest, Matthew F. Unger, Edwin B. Moran and Susan B. Asch.

(2)	Because Kevin R. Hoben does not have equity awards, there is no adjustment for 2023. For 2025 and 2024, the value included in this column reflects the adjustments to the values as shown in the PEO Adjustment Table below.

(3)	For each year, the values included in this column reflect the adjustments to the values as shown in the Non-PEO NEO Adjustment Table below.

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PEO Adjustment Table

PEO NEO	2025	2024	2023

SCT Total for PEO (column(b))	$1,063,560	$966,735	$2,133,976

- aggregate change in actuarial present value of pension benefits	-	-	-

+ service cost of pension benefits	-	-	-

+ prior service cost of pension benefits	-	-	-

- SCT “Stock Awards” column value	150,750	90,000	-

- SCT “Option Awards” column value	-	-	-

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	26,274	12,661	-

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	9,478	3,965	-

+ vesting date fair value of equity awards granted and vested in the covered year	-	-	-

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(1,887)	(5,583)	-

-/+ year-over-year change in fair value of equity awards vested in prior years not matured and paid in the covered year	(3,774)	(10,494)	-

-/+ change in fair value of equity awards vested in prior years that matured and were paid in the covered year	(1,936)	180	-

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-

+ dollar value of dividends/earnings paid on equity awards in the covered year	-	-	-

+ excess fair value for equity award modifications	-	-	-

Compensation Actually Paid to PEO (column (c))	$940,966	$877,464	$2,133,976

Non-PEO NEO Adjustment Table

Average for Non-PEO NEOs	2025	2024	2023

Average SCT Total for Non-PEO NEOs (column(d))	$963,204	$941,031	$654,286

- aggregate change in actuarial present value of pension benefits	-	-	-

+ service cost of pension benefits	-	-	-

+ prior service cost of pension benefits	-	-	-

- SCT “Stock Awards” column value	96,600	75,000	225,004

- SCT “Option Awards” column value	-	-	-

+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	18,266	10,554	36,661

-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	7,899	3,301	19,544

+ vesting date fair value of equity awards granted and vested in the covered year	-	-	-

-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(1,572)	(3,834)	2,941

-/+ year-over-year change in fair value of equity awards vested in prior years not matured and paid in the covered year	(3,144)	(7,108)	(13,662)

-/+ change in fair value of equity awards vested in prior years that matured and were paid in the covered year	(1,290)	180	55,986

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-

+ dollar value of dividends/earnings paid on equity awards in the covered year	-	-	-

+ excess fair value for equity award modifications	-	-	-

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$886,762	$869,125	$530,752

Relationship Between Pay and Performance

We believe the compensation “actually paid” to our NEOs reported above is reflective of pay for performance. Annual payments of bonuses under our Executive Incentive Plan, and payments at maturity of grants under our phantom stock plan, represent a large portion of NEO compensation.

■	Our compensation committee adopted a performance measurement for the Executive Incentive Plan based on earnings before interest and taxes (“EBIT”) because the committee determined that EBIT represents the true measure of management performance of the Company’s continuing operations.

■	Our Executive Chairman is a significant shareholder in the Company, which aligns his interests with those of our other shareholders.

■	Our phantom stock plan grants create a long-term perspective for our other NEOs and align their interests with shareholders, including in terms of total shareholder return.

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DIRECTOR COMPENSATION

During 2025, compensation for our non-employee directors was as follows:

Annual Retainer	$90,000
Retainer – Chair of board committee	$5,512

Unless otherwise determined by the compensation committee, there are automatic increases of 5% every two years to account for inflation, with the most recent increase taking place effective January 1, 2026. Non-employee directors who serve as such or as committee chairs for a portion of a year are paid on a pro-rata basis. Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committee of the board. Directors are also reimbursed for their reasonable expenses in attending or participating in a board or committee meeting.

The compensation of each non-employee director for the fiscal year ending December 31, 2025 is set forth in the table below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James M. Dubin	95,512	2,700	98,212
David K. Evans	90,000	2,700	92,700
J. Nicholas Filler	95,512	2,700	98,212
Stewart B. Reed	101,024	—	101,024
Stephen M. Shea(1)	90,000	2,700	92,700

(1)	On January 2, 2025, the Company’s subsidiary, Flex-Trac, Inc., granted each of Messrs. Dubin, Evans, Filler and Shea an award of 10,000 shares of restricted stock under the Flex-Trac, Inc. 2025 Equity Incentive Plan. The value per share at the award date was $0.27.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions with any related persons in 2025 or 2024 in which the Company was a participant that exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at December 31, 2025 or 2024. Mr. Stewart Reed, a director of the Company and vice chairman of the board, beneficially owns 56.1% of the issued and outstanding shares of common stock of the Company, and therefore, may be considered a “parent” of the Company for purposes of Item 404(d) of Regulation S-K.

SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and related written representations, during the fiscal year ended December 31, 2025, all applicable Section 16(a) filing requirements were satisfied on a timely basis.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee approved the retention of RSM to audit the Company’s consolidated financial statements for the years ended December 31, 2024, and 2025. The audit committee has restricted the non-audit services that RSM may provide primarily to special projects relating to prospective tax issues. The following table sets forth the aggregate amounts invoiced (or in the case of the Audit Related Fees for 2025, an estimate of what will be invoiced) to the Company for the years ended December 31 of 2024 and 2025:

Description	2024	2025
Audit Fees	$329,754	$323,925
Audit Related Fees (Form 11-K)	5,250	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
Total	$335,004	$323,925

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in Quarterly Reports on Forms 10-Q, audit of the Company’s financial controls, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit Related Fees” were incurred in the audit of the Company’s retirement plans. “Tax Fees” related to tax consulting services based on the review of the Company’s tax returns. “All Other Fees” represents professional services incurred in connection with miscellaneous matters.

FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements and notes thereto, including management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2025, are included in the Company’s annual report to shareholders, which is available on the internet at www.omegaflex.com. The annual report does not constitute proxy soliciting material.

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OmegaFlex® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 9, 2026 at 11:59 pm, ET.

Online
Go to www.envisionreports.com/OFLX or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

Nominee	For	Withhold
01 - James M. Dubin	☐	☐
02 - Kevin R. Hoben	☐	☐
03 - Dean W. Rivest	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

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049NKB

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Omega Flex, Inc. Shareholders
June 10, 2026 at 10:00 am ET
Reed Institute
152 Notre Dame Street, Westfield, Massachusetts

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/OFLX

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/OFLX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Omega Flex, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 10, 2026

Kevin R. Hoben and J. Nicholas Filler, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Omega Flex, Inc. to be held on June 10, 2026 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.